NEWS RELEASE

CONTANGO ORE, INC.

Contango Stockholders Overwhelmingly Approve Merger with Dolly Varden

FAIRBANKS, AK -- (March 17, 2026) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that at the special meeting (the “Special Meeting”) of Contango stockholders held today, Contango stockholders overwhelmingly approved all three proposals voted on at the Special Meeting. Any capitalized terms which are used herein but not defined have the meanings ascribed to them in the Proxy Statement.

(a) Proposal No. 1 – The Arrangement Proposal – To approve the issuance of Contango Shares (including Contango Shares to be issued upon the exchange of Exchangeable Shares) to Dolly Varden Shareholders in connection with the Arrangement;

(b) Proposal No. 2 – The Share Increase Proposal – To approve the increase of the number of authorized Contango Shares from 45,000,000 shares to 250,000,000 shares, that will be set forth in a Certificate of Amendment to the Contango Certificate of Incorporation; and

(c) Proposal No. 3 – Incentive Plan Proposal – To approve the 2026 Omnibus Incentive Plan of Contango.

Detailed results of the voting in respect to each proposal are as follows:

Proposal	Votes For	Votes Against	Votes Abstained	% Votes For
No. 1- The Arrangement Proposal	9,946,594	23,635	6,049	99.70%
No. 2 - The Share Increase Proposal	8,447,263	1,521,843	7,172	84.68%
No. 3 - Incentive Plan Proposal	8,978,213	958,512	39,553	89.99%

9,976,278 shares of Contango common stock (the “Common Shares”), representing approximately 66% of the issued and outstanding Common Shares as at the record date of February 2, 2025 (the “Record Date”), were voted at the Special Meeting either in person or represented by proxy.

The Arrangement remains subject to approval of the British Columbia Supreme Court (the “Court”) and the satisfaction of other customary conditions. The Court hearing for the final order to approve the Arrangement is currently scheduled to take place on March 23, 2026, and closing of the Arrangement is expected follow shortly thereafter.

EXCHANGEABLE SHARES ELECTION DEADLINE

If you are a registered Dolly Varden shareholder who is an Eligible Holder (or holding Dolly Varden shares on behalf of an Eligible Holder) and you wish to receive Exchangeable Shares as the form of consideration for all or part of your Dolly Varden shares, you will need to complete and deposit the Letter of Transmittal and Election Form that was mailed to you together with the other Meeting materials by Tuesday, March 24, 2026 (the “Election Deadline”). A copy of the Letter of Transmittal and Election Form is also available under Dolly Varden’s profile on SEDAR+.

If a registered Dolly Varden shareholder does not deposit a properly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements under the Arrangement and Letter of Transmittal and Election Form with respect to such election and deposit of their Dolly Varden shares, such registered shareholder will receive, in respect of each such Dolly Varden share for which no valid election was made, the consideration to which they are entitled in the form of Contango Shares.

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in the exploration for and development and production of gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project, which consists of mineral rights to approximately 21,000 acres located near tidewater, 125 miles southwest of Anchorage, Alaska, from the underlying owner, CIRI, (ii) a lease on the Lucky Shot project, which consists of mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from the underlying owner, Alaska Hardrock Inc., (iii) mineral rights to approximately 145,000 acres of State of Alaska mining claims, and (iv) mineral rights to approximately 11,700 acres of State of Alaska mining claims and upland mining leases, all of which give Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “intends”, “believes”, “ensures”, “forecasts”, “predicts”, “proposes”, “contemplates”, “aims”, “seeks”, “continues”, “potential”, “positioned”, “strategy”, “outlook”, “future”,

“going forward”, “designed to”, and similar expressions or other words of similar meaning, and the negatives thereof, or stating that certain actions, events or results “may”, “might”, “will”, “should”, “would”, or “could” be taken, or that they are “possible”, “probable”, or “likely” to occur or be achieved). However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 388-7770

www.contangoore.com